Exhibit 99.1

EXPENSE SUPPORT AND REIMBURSEMENT AGREEMENT

This Expense Support and Reimbursement Agreement (the “Agreement”) is made this 29th day of June, 2012, by and between Sierra Income Corporation (the “Company”) and SIC Advisors, LLC (the “Adviser”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company to reduce the Company’s offering and operating expenses until the Company has achieved economies of scale sufficient to ensure that it bears a reasonable level of expense in relation to its investment income.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Adviser Expense Payments to the Company

(a) Commencing with the time the Company’s registration statement on Form N-2 (File No. 333-175624) is declared effective by the U.S. Securities and Exchange Commission and continuing monthly thereafter until December 31, 2012, which monthly continuance and final termination date may be extended by mutual agreement between the Company and the Adviser (the “Expense Support Payment Period”), the Adviser hereby agrees to reimburse the Company for operating expenses in an amount equal to the difference between the Company’s distributions paid to the Company’s stockholders in each month less Available Operating Funds (defined below) received by the Company on account of its investment portfolio for such month. Any payments required to be made by the Adviser pursuant to the preceding sentence shall be referred to herein as an “Expense Payment.” To the extent that no dividends or other distributions are paid to the Company’s stockholders in any given month, then the Expense Payment for such month shall be equal to such amount necessary in order for Available Operating Funds for the month to equal zero.

(b) The Adviser’s obligation to make an Expense Payment shall automatically become a liability of the Adviser and the right to such Expense Payment shall be an asset of the Company on the last business day of the applicable month. The Expense Payment for any month shall be paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offsets against amounts otherwise due from the Company to the Adviser, no later than the date such expenses become due for payment from the Company.

(c) For purposes of this Agreement, “Available Operating Funds” means the sum of (i) the Company’s net investment income (not including any Reimbursement Payments payable to the Adviser pursuant to Section 2(c) of this Agreement but including net realized short-term capital gains reduced by net realized long-term capital losses), (ii) the Company’s net realized capital gains (including the excess of net realized long-term capital gains over net realized short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

2.	Reimbursement of Expense Payments by the Company

(a) The Company hereby agrees to reimburse the Adviser in an amount equal to the total Expense Payments made by the Adviser to the Company under this Agreement, with the repayment of each such Expense Payment to be made within a period not to exceed three years from the end of the fiscal year in which such Expense Payment was made by the Adviser to the Company. Following any calendar quarter in which Available Operating Funds exceed the cumulative distributions paid to the Company’s stockholders in such calendar quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof in accordance with Section 2(b), to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter have been reimbursed. Any payments required to be made by the Company pursuant to this Section 2(a) shall be referred to herein as a “Reimbursement Payment.”

(b) The amount of the Reimbursement Payment for any calendar quarter shall equal the lesser of (i) the Excess Operating Funds in such calendar quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to the Adviser.

(c) The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company and the right to such Reimbursement Payment shall be an asset of the Adviser on the last business day of the applicable calendar quarter. The Reimbursement Payment for any calendar quarter shall be paid by the Company to the Adviser in any combination of cash or other immediately available funds no later than forty-five days after the end of such calendar quarter. Any Reimbursement Payments shall be deemed to have reimbursed the Adviser for Expense Payments in chronological order beginning with the oldest Expense Payment eligible for reimbursement under this Section 2.

3.	Termination and Survival

(a) This Agreement shall become effective as of the date of this Agreement.

(b) This Agreement may be terminated at any time, without the payment of any penalty and without notice, by the Company. This Agreement may be terminated by the Adviser upon written notice to the Company, except that once effective, the Adviser may not terminate its obligations under Section 1 hereof after the commencement of any monthly period referred to therein.

(c) This Agreement shall automatically terminate in the event of (i) the termination by the Company of its investment advisory relationship with the Adviser or (ii) the board of directors of the Company making a determination to dissolve or liquidate the Company.

(d) Notwithstanding anything to the contrary set forth in this Agreement, if this Agreement terminates automatically pursuant to Section 3(c) or, following a termination of this Agreement pursuant to Section 3(b), an event described in Section 3(c) occurs, the Company agrees to pay the Adviser an amount equal to all Expense Payments paid by the Adviser to the Company within three years prior to the date of such termination pursuant to Section 3(c), and that have not been previously reimbursed by the Company to the Adviser. Such repayment shall be made to the Adviser not later than thirty days after such date of termination.

(e) Sections 3 and 4 of this Agreement shall survive any termination of this Agreement. Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Expense Payments that have not been reimbursed by the Company to the Adviser.

4.	Miscellaneous

(a) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws provisions) and the applicable provisions of the Investment Company Act, and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the extent that the applicable laws of the State of New York or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act or the Advisers Act, the latter shall control. Further, nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Articles of Amendment and Restatement or Bylaws, as each may be amended or restated, or to relieve or deprive the Company’s board of directors of its responsibility for and control of the conduct of the affairs of the Company.

(c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(d) The Company shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Adviser.

(e) This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SIERRA INCOME CORPORATION

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer

SIC ADVISORS, LLC

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer